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                                                                  UNIT NUMBER: 2



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                               CONVERTIBLE DEBT UNIT


                             DATED AS OF APRIL 11, 1997


                                     ISSUED BY


                     NATIONAL TELEPHONE & COMMUNICATIONS, INC.




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     THIS CONVERTIBLE DEBT UNIT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED OR ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND STATE SECURITIES LAW COVERING SUCH CONVERTIBLE DEBT UNIT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THIS CONVERTIBLE DEBT UNIT REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT OR APPLICABLE SECURITIES LAW.

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                      NATIONAL TELEPHONE & COMMUNICATIONS, INC.
                                CONVERTIBLE DEBT UNIT

Number of Convertible Debt Units:         400,000   Irvine, California
Principal Amount of Convertible Debt:  $1,200,000   Dated as of April 11, 1997

     NATIONAL TELEPHONE & COMMUNICATIONS, INC., a Delaware corporation (hereinafter the "Company"), for value received, hereby promises to pay to the registered holder hereof, on the date which is five years from the date hereof (the "Maturity Date") the sum of One Million Two Hundred Thousand Dollars (S1,200,000), and to pay interest thereon to the registered holder hereof, on each anniversary hereof at the rate of 6.49 percent per annum until the principal hereof is paid in full. In the event that any anniversary hereof is not a Business Day, as hereinafter defined, the Company shall pay interest on the first following day that is a Business Day. The principal of and interest on the Convertible Debt evidenced by this Convertible Debt Unit shall be payable at the office of the Company at 2801 Main Street, Irvine, California 92614 in such coin or currency of the United States as of the time of payment is legal tender for payment of public and private debts. The term Business Day means a day on which commercial banks settle payments in Los Angeles, California.

     1. SENIOR EXECUTIVE AND CONSULTANT CONVERTIBLE DEBT PLAN; GRANT AGREEMENT. This Convertible Debt Unit has been issued under the terms of (a) the Company's 1996 Senior Executive and Consultant Convertible Debt Plan (the "Plan") and (b) the Grant Agreement (the "Grant Agreement") dated as of April 11, 1997 between the Company and Edward R. Jacobs. The registered holder hereof is entitled to the benefits of, and subject to the restrictions contained in, the Plan and the Grant Agreement, and reference is made thereto for a description of all rights, remedies and restrictions thereunder. Neither reference to the Plan or to the Grant Agreement, nor any provision thereof, shall affect or impair the absolute and unconditional obligation of the Company to pay, when due, the principal amount hereof, together with all accrued interest thereon.

     2. MATURITY. The principal amount of the Convertible Debt evidenced by this Convertible Debt Unit shall become due and payable on the Maturity Date, if not previously converted pursuant to Section 3 hereof. In the event that the Maturity Date is not a Business Day, the Convertible Debt evidenced by this Convertible Debt Unit shall be due and payable on the first following day that is a Business Day.

     3. CONVERSION RIGHT. Subject to the provisions of Section 10(b) of the Plan, the registered holder may, at any time prior to the Maturity Date, convert this Convertible Debt Unit into shares of the Company's common stock, par value $.01 per share (the "Common Stock") at the rate (the "Conversion Rate") of one Convertible Debt Unit for

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one share of the Common Stock at the conversion price of one cent per share of
Common Stock. The Conversion Rate shall be adjusted as described in Section 10(a) of the Plan within twenty (20) days following the consummation of any of the transactions described in Section 10(a) of the Plan.

     4. MECHANICS OF CONVERSION. Before the registered holder of this Convertible Debt Unit will be entitled to convert the same into shares of the Common Stock, such holder will surrender this Convertible Debt Unit at the principal office of the Company, and he will give written notice to the Company in the form of Exhibit A to the Grant Agreement (the "Conversion Notice") stating (i) the number of the Convertible Debt Units he wishes to convert into shares of the Common Stock and (ii) the total conversion price for such number of shares of the Common Stock. The registered holder of this Convertible Debt Unit shall include with such Conversion Notice payment of the total conversion price. The Company, as soon as reasonably practicable after its receipt of the Conversion Notice and payment of the total conversion price, will issue and deliver at such office to such holder, a certificate for the number of shares of the Common Stock to which such holder will be entitled as aforesaid and if such holder has elected to convert less than all of his Convertible Debt Units into shares of the Common Stock, the Company shall deliver to such holder a new Convertible Debt Unit in the number of the Convertible Debt Units that he did not elect to convert. Such conversion will be deemed to have been made immediately prior to the close of business on the date that the Company receives the Conversion Notice and payment of the total conversion price from the registered holder of this Convertible Debt Unit holder, and such registered holder will be treated for all purposes as the record holder of such shares of the Common Stock on such date. If the conversion is in connection with the initial public offering of shares of the Common Stock, the conversion will be conditioned upon the closing with the underwriter or underwriters of the sale of securities pursuant to such offering, in which event the registered holder of this Convertible Debt Unit shall not be deemed to have converted his Convertible Debt Unit until immediately prior to the closing of such sale of securities.

     5. REDEMPTION. This Convertible Debt Unit is not subject to redemption or prepayment by the Company in whole or in part, except as otherwise provided in
Section 3 hereof

     6. EVENTS OF DEFAULT . Each of the following events shall be an Event of Default hereunder:

          a. The Company shall fail to pay (i) any interest payment hereon when due or (ii) the principal hereof on the Maturity Date;

          b. The Company files a voluntary petition under the federal Bankruptcy Code; or


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          c.   An involuntary petition under the federal Bankruptcy Code is filed against the Company and such involuntary petition is not dismissed within thirty (30) days of the date that such petition was filed.

     7. RIGHTS OF THE HOLDER FOLLOWING AN EVENT OF DEFAULT. Upon the occurrence of any Event of Default, the registered holder of this Convertible Debt Unit, in his sole discretion, may do either or both of the following: (i) declare all principal and interest due on the Convertible Debt evidenced by this Convertible Debt Unit immediately due and payable without demand, protest, notice of protest, notice of default, presentment for payment or further notice of any kind; and (ii) proceed to enforce such other and additional rights and remedies as the registered holder may have under other agreements with the Company or applicable law. The failure of the registered holder to exercise any of the rights and remedies set forth in the preceding sentence shall not constitute a waiver of the right to exercise the same on any future date.

     8. REGISTRATION; LOCK-UP AGREEMENT. This Convertible Debt Unit shall be registered in a Convertible Debt Unit Register maintained by the Company. This Convertible Debt Unit and shares of the Common Stock issued upon the conversion thereof are subject to provisions regarding a lock-up agreement set forth in the Grant Agreement.

     9. RESERVATION OF COMMON STOCK ISSUABLE UPON CONVERSION. The Company at all times will reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of this Convertible Debt Unit such number of shares of Common Stock as from time to time shall be sufficient to effect the conversion of all of the Convertible Debt Units evidenced by this Convertible Debt Unit; and if at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all of the Convertible Debt Units evidenced by this Convertible Debt Unit, in addition to such other remedies as may be available to the registered holder of this Convertible Debt Unit for such failure, the Company will take such corporate action as, in the opinion of its counsel, may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as will be sufficient for such purpose.

     10. NOTICE. Any notice or other communication in connection with this Convertible Debt Unit shall be in writing and delivered by hand or by certified or registered mail, return receipt requested. All such notices and communications shall be effective (i) if given by mail, when deposited in the mail, and (ii) if delivered by hand, on the date delivered. Any such notice or communication shall be addressed as provided below (or at such other address as such person shall specify in writing to the other parties hereto in accordance with the provisions hereof):

          a.   if to the Company,


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               National Telephone & Communications, Inc.
               2801 Main Street
               Irvine, California 92614
               Attention: President

          b.   if the to Registered Holder,



               to his address as set forth in the Convertible Debt Unit
               Register.

     11. COSTS OF COLLECTION. The Company shall pay all costs of collection, including reasonable attorneys' fees, upon the occurrence of an Event of Default, whether suit be brought or not.

     12. MODIFICATION. This Convertible Debt Unit may not be modified, amended, discharged or waived orally, but only by a written instrument executed by the Company.

     13. INVALIDITY. In the event any one or more of the provisions contained in this Convertible Debt Unit shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Convertible Debt Unit, but this Convertible Debt Unit shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     14. GOVERNING LAW . This Convertible Debt Unit is governed by the laws of the State of Delaware, without giving effect to principles of conflict of laws.

     15. CAPTIONS . The captions and headings set forth in this Convertible Debt Unit are for convenience purposes only and shall not limit, define or otherwise have any effect on the interpretation of the agreements and understandings set forth herein.

     16. OWNERSHIP OF THIS CONVERTIBLE DEBT UNIT. The Company and any agent of the Company may treat the registered holder of this Convertible Debt Unit as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, and neither the Company nor any such agent shall be affected by any notice to the contrary.


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     IN WITNESS WHEREOF, the Company has caused this Convertible Debt Unit to be executed by its duly authorized officer.

                                        NATIONAL TELEPHONE &
                                        COMMUNICATIONS, INC.


                                        By:  /s/ James R. Quandt
                                           ---------------------------------
                                        Name:  James R. Quandt
                                        Title:  President







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